                                                                     EXHIBIT 22

                        SUBSIDIARIES OF THE REGISTRANT

                                                                  PERCENTAGE OF
                                                                     VOTING
                                                                   SECURITIES
                                                                    OWNED BY
                                                      ORGANIZED     IMMEDIATE
NAME OF COMPANY                                     UNDER LAWS OF    PARENT
- ---------------                                     ------------- -------------
Atlantic Richfield Company (Registrant)...........    Delaware
Significant subsidiaries of Registrant in
 consolidated financial statements,
 as of December 31, 1994:
  ARCO Alaska, Inc................................    Delaware        100.0
  ARCO Chemical Company...........................    Delaware         83.3
  ARCO Transportation Alaska, Inc.................    Delaware        100.0
  Vastar Resources, Inc...........................    Delaware         82.3

  The subsidiaries whose names are not listed above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.